                    SECOND SUPPLEMENTAL INDENTURE (this "Second Supplemental
               Indenture") dated as of January 21, 2004, among ATA Holdings Corp. (formerly known as Amtran, Inc.), an Indiana corporation, (the "Company"), ATA Airlines, Inc. (formerly known as American Trans Air, Inc.), Ambassadair Travel Club, Inc., ATA Leisure Corp. (formerly known as ATA Vacations, Inc.), Amber Travel, Inc., American Trans Air Training Corporation, American Trans Air Execujet, Inc., each an Indiana corporation, ATA Cargo, Inc. (formerly known as Amber Air Freight Corporation), a California corporation (the "Original Guarantors"), and Chicago Express Airlines, Inc., a Georgia corporation, ("Chicago Express" and together with the Original Guarantors, the "Guarantors"), as guarantors and Wells Fargo Bank Northwest, National Association, a national banking association, as trustee (the "Trustee").

          WHEREAS each of the Company, the Original Guarantors and the Trustee have heretofore executed and delivered to the Trustee an Indenture and a First Supplemental Indenture, each dated as of December 11, 1998 (collectively, the "Original Indenture" and, as supplemented hereby, the "Indenture"), providing for the issuance of the Company's 9 5/8% Senior Notes due 2005 (the "Notes");

          WHEREAS Section 9.01(5) of the Original Indenture provides that without notice to or the consent of any Holders, the Company and the Guarantors, when authorized by a resolution of their Board of Directors, and the Trustee may amend or supplement the Original Indenture to make any change that adds to the rights of the Holders and does not adversely affect the rights of any Holder in any material respect;

          WHEREAS the purpose of this Second Supplemental Indenture is to cause Chicago Express to provide a Subsidiary Guarantee of the Notes containing the same provisions as those contemplated by Article XIII of the Original Indenture; and

          WHEREAS the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture and all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms, and the execution and delivery of this Second Supplemental Indenture have been duly authorized in all respects.

          NOW THEREFORE, the Company, the Guarantors and the Trustee hereby agree that the following Sections of this Second Supplemental Indenture supplement and amend the Original Indenture.

          SECTION 1. Definitions. (a) Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Original Indenture.

          (b) Article I of the Indenture is hereby amended by deleting the definition of the defined term "Guarantors" and inserting in its place the following definition:




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                                                                               2


          "Guarantors" means ATA Airlines, Inc. (formerly known as American Trans Air, Inc.), Ambassadair Travel Club, Inc., ATA Leisure Corp. (formerly known as ATA Vacations, Inc.), Amber Travel, Inc., American Trans Air Training Corporation, American Trans Air Execujet, Inc., each, an Indiana corporation, ATA Cargo, Inc. (formerly known as Amber Air Freight Corporation), a California corporation, and Chicago Express Airlines, Inc., a Georgia corporation, until a successor replaces any Guarantor pursuant to Article Five of the Indenture and thereafter means the successor of such Guarantor, and any Restricted Subsidiary that executes a Subsidiary Guarantee.

          SECTION 2. Subsidiary Guarantee. (a) Pursuant to Section 10.09 of the Original Indenture, Chicago Express, a Restricted Subsidiary of the Company, hereby provides a Subsidiary Guarantee of payment of the Notes as set forth below.

          SECTION 3. (a) Subject to the provisions of this Section 3, Chicago Express, as primary obligor and not merely as surety, hereby fully, unconditionally and irrevocably guarantees on a senior basis to each Holder and to the Trustee on behalf of the Holders (a "Subsidiary Guarantee"): (i) the due and punctual payment of the principal of, premium, if any, on and interest on each Note, when and as the same shall become due and payable, whether, by acceleration, required repurchase (including by reason of Change of Control), call for redemption or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful (in each case including interest accruing on or after filing of any petition in bankruptcy or reorganization relating to the Company or any Guarantor, whether or not a claim for post filing interest is allowed in such proceeding), and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of such Note and the Original Indenture and (ii) in the case of any extension of time of payment or renewal of any Note or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration, required repurchase (including by reason of Change of Control), call for redemption or otherwise. Chicago Express hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Note or the debt evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon and as provided in Section 4.01 and Section 4.02 (subject to Section 4.06) of the Original Indenture. The obligations of Chicago Express hereunder shall not be affected by any failure or delay of the Trustee to exercise any right or remedy under this Second Supplemental Indenture, the Original Indenture, the Notes or this Subsidiary Guarantee. The maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Original Indenture for the purposes of this Section 3. In the event of any declaration of acceleration of such obligations as provided in Article Five of the Original Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Section 3. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article Five of the Original Indenture, the Trustee




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                                                                               3


shall promptly make a demand for payment on the Notes under the Subsidiary Guarantee provided for in this Section 3.

          (b) The Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant portion of the Company's assets, and if the Trustee or the Holder of any Note is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or the Guarantors, any amount paid to the Trustee or such Holder in respect of a Note, this Subsidiary Guarantee, to the extent theretofore discharged, shall continue to be effective or be reinstated in full force and effect, as the case may be, all as though such payment has not been made. Chicago Express further agrees, to the fullest extent that it may lawfully do so, that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Original Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations Guaranteed hereby.

          Chicago Express hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of its obligations under this Subsidiary Guarantee and the Original Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Company or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights until such time as the Notes and all of the Company's other obligations being guaranteed hereby shall have been indefeasibly paid in full. If any amount shall be paid to the Guarantors in violation of the preceding sentence and the principal of, premium, if any, and accrued interest on the Notes shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantors for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal of, premium, if any, and accrued interest on the Notes. Each of the Guarantors acknowledges that it will receive direct and indirect benefits from the issuance of the Notes pursuant to the Original Indenture and that the waivers set forth in this Section 3 are knowingly made in contemplation of such benefits.

          The Subsidiary Guarantee set forth in this Section 3 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.




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                                                                               4


          (c) Subject to Section 3(f), nothing contained in this Section 3 or elsewhere in the Indenture or in the Notes is intended to or shall impair, as among any Guarantor and the Holders, the obligation of such Guarantor, which is absolute, unconditional and irrevocable, upon failure by the Company, to pay to the Holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of such Guarantor, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture.

          Without limiting the foregoing, nothing contained in this Section 3 will restrict the right of the Trustee or the Holders to take any action to declare the Subsidiary Guarantee to be due and payable prior to the Stated Maturity of the Notes pursuant to Section 5.02 of the Original Indenture or to pursue any rights or remedies hereunder.

          (d) Chicago Express shall give prompt written notice to the Trustee of any fact known to it which would prohibit the making of any payment to or by the Trustee in respect of the Subsidiary Guarantee pursuant to the provisions of this Section 3.

          (e) The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Section 3 will not be construed as preventing the occurrence of an Event of Default.

          (f) Notwithstanding any other provision of the Indenture or the Notes, the Subsidiary Guarantee shall not be enforceable against Chicago Express in an amount in excess of the net worth of Chicago Express at the time that determination of such net worth is, under applicable law, relevant to the enforceability of the Subsidiary Guarantee. Such net worth shall include any claim of any Subsidiary against the Company for reimbursement and any claim against any grantor of a Subsidiary Guarantee or Note Guarantee for contribution.

          (g) Notwithstanding any other provision of the Indenture or the Notes, this Subsidiary Guarantee shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of this Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.




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                                                                               5


          SECTION 4. This Second Supplemental Indenture. This Second Supplemental Indenture shall be construed as supplemental to the Original Indenture and shall form a part of it, and the Original Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

          SECTION 5. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          SECTION 6. Counterparts. This Second Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

          SECTION 7. Headings. The headings of this Second Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

          SECTION 8. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture.

          SECTION 9. Separability. In case any one or more of the provisions contained in this Second Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture, but this Second Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.




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                                                                               6


          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.


                                        ATA HOLDINGS CORP.,


                                           By      /s/ David Wing
                                              ----------------------------------
                                              Name:    David M. Wing
                                              Title:   Executive Vice President
                                                       & CFO


                                        ATA AIRLINES, INC.


                                           By     /s/ David Wing
                                              ----------------------------------
                                              Name:   David M. Wing
                                              Title:  Executive Vice President
                                                      & CFO


                                        AMBASSADAIR TRAVEL CLUB, INC.,
                                           as Guarantor,


                                           By     /s/ David Wing
                                              ----------------------------------
                                              Name:   David M. Wing
                                              Title:  Executive Vice President
                                                      & CFO


                                        ATA LEISURE CORP.,
                                           as Guarantor,


                                           By     /s/ David Wing
                                              ----------------------------------
                                              Name:   David M. Wing
                                              Title:  Executive Vice President
                                                      & CFO


                                        AMBER TRAVEL, INC.,
                                           As Guarantor,


                                           By     /s/ David Wing
                                              ----------------------------------
                                              Name:   David M. Wing
                                              Title:  Executive Vice President
                                                      & CFO




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                                                                               7


                                        AMERICAN TRANS AIR TRAINING CORPORATION,
                                           As Guarantor,


                                           By     /s/ David Wing
                                              ----------------------------------
                                              Name:   David M. Wing
                                              Title:  Executive Vice President
                                                      & CFO


                                        AMERICAN TRANS AIR EXECUJET, INC.,
                                           as Guarantor,


                                           By     /s/ David Wing
                                              ----------------------------------
                                              Name:   David M. Wing
                                              Title:  Executive Vice President
                                                      & CFO


                                        ATA CARGO, INC.,
                                           as Guarantor,

                                           By     /s/ David Wing
                                              ----------------------------------
                                              Name:   David M. Wing
                                              Title:  Executive Vice President
                                                      & CFO


                                        CHICAGO EXPRESS AIRLINES, INC.,
                                           as Guarantor,


                                           By     /s/ George Mikelsons
                                              ----------------------------------
                                              Name:  J. George Mikelsons
                                              Title: Chairman, President & CEO


                                        WELLS FARGO BANK NORTHWEST,
                                        NATIONAL ASSOCIATION, as Trustee,


                                           By     /s/ Michael Hoggan
                                              ----------------------------------
                                              Name:   Michael D. Hoggan
                                              Title:  Vice President